UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No.               )
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The Lamson & Sessions Co.

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FOR IMMEDIATE RELEASE
•	LAMSON & SESSIONS TO HOLD SPECIAL MEETING OF SHAREHOLDERS TO INCREASE AUTHORIZED SHARES
CLEVELAND, Ohio, October 26, 2006 — The Lamson & Sessions Co. (NYSE:LMS), announced today that it will hold a special meeting of its shareholders on Friday, December 15, 2006 at 9:00 a.m. EST at the Cleveland Marriott East Hotel located at 26300 Harvard Road, Warrensville Heights, Ohio 44122. The purpose of the special meeting is to vote on the proposed amendment to the Amended Articles of Incorporation of the Company to increase the number of authorized common shares from twenty million (20,000,000) to forty million (40,000,000).
Lamson’s Board of Directors has approved the proposed amendment, subject to shareholder approval, and determined that it is in the best interests of the Company and its shareholders.
Lamson’s Board of Directors does not believe there is an adequate number of authorized common shares to assure that there will be sufficient shares available for issuance in connection with possible future awards under employee benefit plans, stock dividends, stock splits, future acquisitions, equity and equity-based financings and other corporate purposes.
Lamson has set November 7, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. A preliminary proxy statement on Schedule 14A detailing the foregoing is expected to be filed with the Securities and Exchange Commission on or about October 26, 2006.
This press release contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, such as factors relating to or affecting the proposal to amend the Amended Articles of Incorporation and various factors affecting Lamson’s business, including those identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove to be inaccurate, there is no assurance that any forward-looking statement will prove to be accurate.
In connection with the proposed special meeting of shareholders to vote on the proposed amendment to the Company’s Amended Articles of Incorporation, the Company will be filing a proxy statement with the Securities and Exchange Commission. Pursuant to the proxy statement, the Company’s Board of Directors will be soliciting proxies from the Company’s shareholders. Shareholders are advised to read the proxy statement when it becomes available because it will contain important information. Information regarding the interests of the participants in the solicitation of proxies will be described in the proxy statement. Investors and other security holders can obtain copies of the proxy statement free of charge when it becomes available by directing a request to the Company, Investor Relations, 25701 Science Park Drive, Cleveland, Ohio 44122, Telephone (216) 464-3400. You may also obtain free copies of the proxy statement when it becomes available by accessing the Securities and Exchange Commission’s Web site at http://www.sec.gov.
For more information contact:
James J. Abel
Executive Vice President and Chief Financial Officer
216-766-6557
Aileen Liebertz
Manager — Investor Relations and Shareholder Communications
216-766-6560